Exhibit 99.2

NEWS RELEASE
                          For Immediate Release

DARLING INTERNATIONAL ANNOUNCES
THIRD QUARTER 2010
EARNINGS CONFERENCE CALL AND WEBCAST

November 9, 2010 – IRVING, TEXAS – Darling International Inc. (NYSE: DAR) will hold a conference call and webcast on Friday, November 12, 2010 to discuss the Company’s third quarter 2010 financial results.  The teleconference will begin at 10:00 a.m. Eastern Time and will be hosted by Mr. Randall Stuewe, CEO and Chairman of the Board, and Mr. John Muse, Executive Vice President of Finance and Administration.  The related press release will be issued after the market closes on November 10, 2010.

To participate in the teleconference, please dial 877-317-6789 a few minutes before the scheduled start time. International callers are invited to call 412-317-6789.  Please refer to confirmation code 445984.  A replay of the call will be available one hour after the completion of the call through November 19, 2010 at 5:00 p.m. Eastern Time.  To access the replay, please dial 877-344-7529, or if you are calling internationally, dial 412-317-0088. Please refer to confirmation code 445984.  The live webcast and archived replay also can be accessed on the Company’s website at http://www.darlingii.com/investors.aspx.

Darling International Inc. is the largest publicly traded, food processing by-products recycling company in the United States. The Company recycles used restaurant cooking oil and by-products from the beef, pork and poultry processing industries into useable products such as tallow, feed-grade fats, meat and bone meal, and hides. These products are primarily sold to agricultural, leather, oleo-chemical and bio-diesel manufacturers around the world.  In addition, the Company provides grease trap collection services and sells equipment to restaurants. For additional information, visit the Company’s website at www.darlingii.com.

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FOR MORE INFORMATION CONTACT:
John O. Muse, Executive Vice President of	251 O’Connor Ridge Blvd., Suite 300
Finance and Administration, or	Irving, Texas 75038
Brad Phillips, Treasurer	Phone: 972-717-0300